Exhibit 99.1

Contact:

Dan Madden

VP Finance & Investor Relations

+1-408-428-7929

dmadden@symmetricom.com

Symmetricom Reports First Quarter

Fiscal Year 2012 Financial Results

Revenue and Earnings at high end of guidance range

•	Net revenue of $56.4 million in fiscal Q1’12

•	Non-GAAP income from continuing operations of $4.1 million, or $0.10 per share

•	Income from continuing operations of $2.7 million, or $0.06 per share

SAN JOSE, Calif. — October 26, 2011 — Symmetricom, Inc. (NASDAQ:SYMM), a worldwide leader in precision time and frequency technologies, today reported financial results for its first quarter of fiscal year 2012 ended October 2, 2011.

Net revenue for the first quarter of fiscal 2012 was $56.4 million, up $2.0 million, or 3.7%, compared to the first quarter of fiscal 2011, driven by higher shipments of cable timing products and solid performance in the government programs business. Symmetricom reported income from continuing operations of $2.7 million, or $0.06 per share, for the first quarter of fiscal 2012, compared to income from continuing operations of $3.1 million, or $0.07 per share, in the first quarter of fiscal 2011.

Non-GAAP income from continuing operations for the first quarter of fiscal 2012 was $4.1 million, or $0.10 per share, compared to $5.6 million, or $0.13 per share, reported for the first quarter of the prior year.

Cash, cash equivalents and short-term investments totaled $57.0 million as of October 2, 2011, a decrease of $6.7 million from the $63.7 million reported as of July 3, 2011, reflecting a significant reduction in payables associated with a higher level of inventory receipts at the end of fiscal 2011 and approximately $2 million in stock repurchases during the first quarter of fiscal 2012. Net cash used in operating activities in the first quarter was $4.1 million and property, plant and equipment purchases were approximately $1.0 million, resulting in free cash outflow of approximately $5.1 million.

“Symmetricom had a strong start to fiscal 2012, delivering solid revenue growth and profitability in-line with our expectations. Demand for our critical timing solutions remained solid, with strong orders in a number of categories and increased backlog in the quarter,” said Dave Côté, president and chief executive officer of Symmetricom. “We are benefiting from long-term client relationships in our Communications business and remain a leader in the expanding packet synchronization market; our

Symmetricom Reports First Quarter 2012 Financial Results

October 26, 2011

PackeTime™ equipment is now deployed in more than 100 live networks around the world. With an extensive product set, we are well-positioned to capitalize upon the migration to next generation networks. Our Government and Enterprise business had another solid quarter, with revenues up 7% year-over-year driven by our government programs and solutions for space, defense and avionics. In addition, we see great potential for our Quantum Chip Scale Atomic Clock and its many potential market applications. We are executing on our strategic initiatives and are focused on profitable growth. The critical nature of our solutions, our customer and geographic diversity, and our broadening pool of verticals position us well for fiscal 2012 and beyond.”

Business Results

Revenue in the Communications Business in the first quarter of fiscal 2012 was $33.6 million, compared to $33.1 million reported in the same period last year. Revenue in the Government and Enterprise Business in the first quarter of fiscal 2012 was $22.8 million, compared to $21.2 million reported in the same period last year. Symmetricom has changed the name of this business to Government and Enterprise to more accurately reflect the expansion of the business’ customers and initiatives. The unit is managing the company’s growing enterprise vertical and leading the push into new commercial markets such as high-performance computing, oil and gas exploration, and the power utility market.

Second Quarter 2012 Guidance

Symmetricom’s guidance for the second quarter of fiscal 2012 is as follows:

•	Net revenue is expected to be in the range of $54 million to $60 million

•	GAAP earnings per share from continuing operations is expected to be in the range of $0.01 to $0.07

•	Non-GAAP earnings per share from continuing operations is expected to be in the range of $0.07 to $0.12

A reconciliation of GAAP and non-GAAP guidance is provided at the end of this press release.

Investor Conference Call

As previously announced, management will hold a conference call to discuss these results today, at 1:30 p.m. Pacific Time. Investors are invited to join the conference call by dialing +1-312-470-0071 and referencing “Symmetricom.” A live webcast will also be available on the investor relations section of the company’s website at www.symmetricom.com. An audio replay will be available for one week and can be accessed by dialing +1-402-220-6538.

About Symmetricom, Inc.

Symmetricom (NASDAQ:SYMM), a world leader in precise time solutions, sets the world’s standard for time. The company generates, distributes and applies precise time for the communications, aerospace/defense, IT infrastructure and metrology industries. Symmetricom’s customers, from communications service providers and network equipment manufacturers to governments and their suppliers worldwide, are able to build more reliable networks and systems by using the company’s advanced timing technologies, atomic clocks, services and solutions. All products support today’s precise timing standards, including GPS-based timing, IEEE 1588 (PTP), Network Time Protocol (NTP), Synchronous Ethernet and DOCSIS® timing. Symmetricom is based in San Jose, California, with offices worldwide. For more information, visit: http://www.symmetricom.com.

-more-

Symmetricom Reports First Quarter 2012 Financial Results

October 26, 2011

Non-GAAP Information

Certain non-GAAP financial information is included in this press release. In the reconciliation of GAAP to non-GAAP results, Symmetricom excludes certain items related to non-cash equity-based compensation, amortization of purchased technology and intangible assets, restructuring charges, and non-cash income tax expenses for valuation allowances against deferred tax assets that the company does not consider indicative of its ongoing performance. The income tax effect after these non-GAAP adjustments is determined based upon Symmetricom’s estimate of its annual non-GAAP effective tax rate excluding these non-GAAP adjustments. Symmetricom believes that excluding such items provides investors, analysts and management with a representation of the Company’s core operating performance and with information useful in assessing, in conjunction with GAAP results, underlying trends in operating performance. Management uses such non-GAAP information to evaluate financial results and to establish operational goals. Non-GAAP information should not be considered superior to or as a substitute for data prepared in accordance with GAAP. A reconciliation of the non-GAAP results to the GAAP results is provided in the financial schedules portion of this press release.

Free cash flow is defined as net cash provided by or used in operating activities minus purchases of property, plant and equipment. Symmetricom believes this metric provides useful information to its investors, analysts, and management about the level of cash generated by or used in normal business operations, including the use of cash for the purchase of property, plant and equipment. Management also views it as a measure of cash available to pay debt and return cash to stockholders. Free cash flow is not a GAAP financial measure and should not be considered superior to or a substitute for operating cash flow or other cash flow data prepared in accordance with GAAP.

Safe Harbor

This press release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor created by those sections. These forward-looking statements include statements concerning second quarter fiscal 2012 guidance and future performance, expectations regarding contributions of new products, a positive operational and financial outlook for fiscal 2012, our positioning to capitalize upon the migration to next generation networks, the potential for our Quantum Chip Scale Atomic Clock, our strategic initiatives and focus on profitable growth as well as the information regarding the usefulness of the non-GAAP financial information. The statements in this press release are made as of the date of this press release, even if subsequently made available by Symmetricom on its website or otherwise. Symmetricom expressly disclaims any obligation to update or revise any forward-looking statement contained herein, whether as a result of a change in its expectations, a change in any events, conditions or circumstances on which a forward-looking statement is based, or otherwise. Symmetricom’s actual results could differ materially from those projected or suggested in these forward-looking statements. Factors that could cause future actual results to differ materially from the results projected in or suggested by such forward-looking statements include: but are not limited to, risks relating to general economic conditions in the markets we address and the telecommunications market in general, risks related to the development of our new products and services, reliance on our contract manufacturer for the manufacturing previously carried out at our Puerto Rico facility and by other third party vendors, the effects of increasing competition and competitive pricing pressure, uncertainties associated with changing intellectual property laws, developments in and expenses related to litigation, the inability to obtain sufficient amounts of key components, the rescheduling or cancellation of key customer orders, the loss of a key customer, the effects of new and emerging technologies, the risk that excess inventory may result in write-offs, price

-more-

Symmetricom Reports First Quarter 2012 Financial Results

October 26, 2011

erosion and decreased demand, fluctuations in the rate of exchange of foreign currency, changes in our effective tax rate, market acceptance of our new products and services, technological advancements, undetected errors or defects in our products, the risks associated with our international sales, potential short-term investment losses and other risks due to credit market dislocation, geopolitical risks and risk of terrorist activities, the risks associated with attempting to integrate other companies and businesses we acquire, and the risk factors listed from time to time in Symmetricom’s reports filed with the Securities and Exchange Commission, including the annual report on Form 10-K for the fiscal year ended July 3, 2011 and subsequent Form 8-K’s.

SYMM-F

-more-

Symmetricom Reports First Quarter 2012 Financial Results

October 26, 2011

SYMMETRICOM, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Three months ended
	October 2, 2011	July 3, 2011	September 26, 2010
Net revenue	$56,378	$60,689	$54,379
Cost of sales:
Cost of products and services	29,830	31,384	26,606
Amortization of purchased technology	186	260	287
Restructuring charges	417	364	3,747

Total cost of sales	30,433	32,008	30,640

Gross profit	25,945	28,681	23,739
Gross margin	46.0%	47.3%	43.7%
Operating expenses:
Research and development	6,898	6,984	6,606
Selling, general and administrative	14,810	16,620	12,799
Amortization of intangible assets	52	60	62
Restructuring charges	96	691	(881)

Total operating expenses	21,856	24,355	18,586

Operating income	4,089	4,326	5,153
Interest income, net of amortization (accretion) of premium (discount) on investments	66	294	(108)
Interest expense	—	(3)	(55)

Income from continuing operations before taxes	4,155	4,617	4,990
Income tax provision	1,406	6,051	1,896

Income (loss) from continuing operations	2,749	(1,434)	3,094
Income from discontinued operations, net of tax	—	157	127

Net income (loss)	$2,749	$(1,277)	$3,221

Earnings (loss) per share - basic:
Income (loss) from continuing operations	$0.06	$(0.03)	$0.07
Income from discontinued operations	—	—	—

Net income (loss)	$0.06	$(0.03)	$0.07

Weighted average shares outstanding - basic	42,687	42,897	43,430

Earnings (loss) per share - diluted:
Income (loss) from continuing operations	$0.06	$(0.03)	$0.07
Income from discontinued operations	—	—	—

Net income (loss)	$0.06	$(0.03)	$0.07

Weighted average shares outstanding - diluted	43,294	42,897	43,772

-more-

Symmetricom Reports First Quarter 2012 Financial Results

October 26, 2011

SYMMETRICOM, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	October 2, 2011	July 3, 2011
ASSETS
Current assets:
Cash and cash equivalents	$27,593	$20,318
Short-term investments	29,425	43,340
Accounts receivable, net	35,078	40,511
Inventories	64,612	62,622
Prepaids and other current assets	15,834	14,004

Total current assets	172,542	180,795
Property, plant and equipment, net	22,935	23,255
Intangible assets, net	2,192	2,429
Deferred taxes and other assets	27,938	29,361

Total assets	$225,607	$235,840

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,672	$16,113
Accrued compensation	11,844	13,743
Accrued warranty	1,477	1,601
Other accrued liabilities	11,896	14,683

Total current liabilities	33,889	46,140
Long-term obligations	4,938	5,212
Deferred income taxes	334	334

Total liabilities	39,161	51,686
Stockholders’ equity:
Common stock	200,827	201,002
Accumulated other comprehensive loss	(311)	(29)
Accumulated deficit	(14,070)	(16,819)

Total stockholders’ equity	186,446	184,154

Total liabilities and stockholders’ equity	$225,607	$235,840

-more-

Symmetricom Reports First Quarter 2012 Financial Results

October 26, 2011

SYMMETRICOM, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share amounts)

(unaudited)

	Three months ended
	October 2, 2011	July 3, 2011	September 26, 2010
Reconciliation from GAAP to Non-GAAP
GAAP Income (loss) from continuing operations	$2,749	$(1,434)	$3,094
Non-GAAP adjustments:
Equity-based compensation expense:
Cost of products and services	$119	296	23
Research and development	289	308	138
Selling, general and administrative	755	1,190	291

Total equity-based compensation expense	1,163	1,794	452
Amortization of purchased technology and intangible assets:
Cost of products and services	186	260	287
Operating expenses	52	60	62

Total amortization of purchased technology and intangible assets	238	320	349
Restructuring charges	513	1,055	2,866
Valuation allowance on Ca R&D tax credits	—	4,476	—
Income tax effect of Non-GAAP adjustments	(536)	(772)	(1,177)

Non-GAAP income from continuing operations	$4,127	$5,439	$5,584

Earnings (loss) per share - diluted:
GAAP income (loss) from continuing operations	$0.06	$(0.03)	$0.07
Non-GAAP income from continuing operations	$0.10	$0.12	$0.13
Weighted average shares outstanding - diluted	43,294	43,562	43,772

-more-

Symmetricom Reports First Quarter 2012 Financial Results

October 26, 2011

SYMMETRICOM, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share amounts)

(unaudited)

		Three months ended
		October 2, 2011	July 3, 2011	September 26, 2010
GAAP Net revenue		$56,378	$60,689	$54,379
Reconciliation from GAAP to Non-GAAP Gross Profit:
GAAP Gross profit	(A)	$25,945	$28,681	$23,739
GAAP Gross margin		46.0%	47.3%	43.7%
Non-GAAP adjustments:
Equity-based compensation expense		119	296	23
Amortization of purchased technology		186	260	287
Restructuring charges		417	364	3,747

Non-GAAP Gross profit	(B)	$26,667	$29,601	$27,796

Non-GAAP Gross margin		47.3%	48.8%	51.1%
Reconciliation from GAAP to Non-GAAP Operating Expense:
GAAP Operating expenses	(C)	$21,856	$24,355	$18,586
Operating expense % to revenue		38.8%	40.1%	34.2%
Non-GAAP adjustments:
Equity-based compensation expense		(1,044)	(1,498)	(429)
Amortization of intangible assets		(52)	(60)	(62)
Restructuring charges		(96)	(691)	881

Non-GAAP operating expenses	(D)	$20,664	$22,106	$18,976

Non-GAAP operating expenses % to revenue		36.7%	36.4%	34.9%
Reconciliation from GAAP to Non-GAAP Operating Income from continuing operations:
GAAP Operating income	(A) - (C)	$4,089	$4,326	$5,153

Operating income % to revenue		7.3%	7.1%	9.5%
Non-GAAP Operating income	(B) - (D)	$6,003	$7,495	$8,820

Operating income % to revenue		10.6%	12.3%	16.2%

-more-

Symmetricom Reports First Quarter 2012 Financial Results

October 26, 2011

SYMMETRICOM, INC.

RECONCILIATION OF FORWARD-LOOKING GUIDANCE FOR GAAP REVENUE AND EPS

TO NON-GAAP GUIDANCE FOR REVENUE AND EPS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ending January 1, 2012
	Revenue		Earnings Per Share from Continuing Operations
	From	To	From	To
GAAP Guidance	$54,000	$60,000	$0.01	$0.07
Estimated Non-GAAP Adjustments
Equity-based compensation expense			0.05	0.04
Amortization of purchased technology and intangible assets			0.01	0.01
Restructuring charges			0.03	0.02
Income tax effect of non-GAAP adjustments			(0.03)	(0.02)

Total Non-GAAP Adjustments	—	—	0.06	0.05

Non-GAAP Guidance	$54,000	$60,000	$0.07	$0.12

###